TERMINATION AGREEMENT AND MUTUAL RELEASE

This Termination Agreement and Mutual General Release (“Release”) is entered into effective the 8th day of April, 2013 by and between Global Casinos, Inc., a Utah corporation (“Global”) and Christopher Brogdon (“Brogdon”).

RECITALS

A.

The parties executed and delivered a Stock Purchase Agreement dated effective June 1, 2012 (“Agreement”) wherein Brogdon agreed to sell and Global agreed to purchase all of the issued and outstanding equity securities of Georgia Healthcare REIT, Inc., a Georgia corporation (“Ga REIT”).

B.

The consummation of the Agreement was and is subject to the satisfaction of numerous conditions precedent including, without limitation, the requirement that the parties simultaneously complete a split-off by Global of its casino gaming assets.

C.

Notwithstanding its exercise of reasonable diligence and good faith, the parties have determined that they cannot complete the split-off and acquisition of Ga.REIT as currently configured.

D.

The parties desire to terminate the Agreement and resolve their respective rights and obligations thereunder.

E.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Agreement and/or the ancillary agreements provided for therein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1.

Effective upon the mutual execution hereof, the parties agree that the Agreement shall be deemed terminated and of no further legal force or effect, and each party shall be released from any further obligation or liability thereunder, except as expressly provided for herein.

2.

 Except as otherwise provided for herein , Global and Brogdon, together with their respective officers, directors, partners, employees, attorneys, agents, affiliates, representatives, successors and assigns, both past and present, each irrevocably and unconditionally releases the other party, together with its affiliates, agents, employees, officers, directors, representatives, shareholders, attorneys, successors and assigns, of and from all claims and obligations and from any rights claimed or asserted by any reason and any other rights, whether statutory, contractual, or tortious, known or unknown, foreseen or unforeseen, at law or in equity, arising from any fact, transaction or occurrence; and each party agrees not to sue or bring any legal proceeding against the other, or its principals or affiliates, based upon any fact, transaction or occurrence up to the present date.  This release of claims shall not constitute a release of claims that may arise in the future under the continuing agreements of the parties.

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3.

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all previous communications, negotiations, and agreements whether written or oral.  This Agreement will be governed and construed in accordance with the laws of the State of Colorado exclusive of its provisions on conflicts of laws.  The exclusive venue for litigating disputes hereunder shall be the State or Federal courts located in Denver, Colorado.

4.

Any amendment or modification or this Agreement shall be in writing and shall be signed by the parties.

5.

If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall to the full extent consistent with law continue in full force and effect.  If any provision of this Agreement should be invalid in part, such invalidity shall in no way affect the rest of such provision, which shall, together with all other provisions of this Agreement, to the full extent consistent with law, continue in full force and effect.

6.

All notices, requests, demands, and other communications hereunder in writing and shall be delivered personally or sent by first class registered or certified mail, overnight courier service, or telecopy as follows:

If to Global, to:

Global Casinos, Inc.

Attn:  Clifford L. Neuman, President

1507 Pine Street

Boulder, CO  80302

If to Brogdon, to:

Christopher Brogdon

Two Buckhead Plaza

3050 Peachtree Road NW

Suite 355

Atlanta, Georgia 30305

or such other address or telecopy number as may be designated in writing by any party to the other parties hereto.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of telecopy confirmation, if sent by telecopy, one business day after delivery to an overnight courier service, or five days after mailing if sent by mail.

7.

This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their permitted successors and assigns.

8.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties on the day and year first above written.

Global Casinos, Inc.

By:  _/s/ Clifford L. Neuman_______

/s/  Christopher Brogdon

Clifford L. Neuman, its President

Christopher Brogdon

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